Exhibit 4.1

NUMBER SHARES  INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE  COMMON STOCKCUSIP 14159L 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS  THIS CERTIFIES that  is the owner of  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $0.001 EACH OF CARDIONET, INC.  transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed.  This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.  Dated :     CORPORATE SECRETARYPRESIDENT AND CHIEF EXECUTIVE OFFICER      COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, N.Y.)TRANSFER AGENT AND REGISTRAR BY BY   AUTHORIZED SIGNATURE  AMERICAN BANK NOTE COMPANYPRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 711 ARMSTRONG LANEPROOF OF FEBRUARY 26, 2008 COLUMBIA, TENNESSEE 38401CARDIONET, INC. (931) 388-3003TSB 29508 FC VERS. B  SALES:E. BUCKLEY 951-340-1950Operator:R/AP / ETHER 7 / LIVE JOBS / C / CARDIONET 29508 FC VERS. B           Rev. 1  PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:     OK AS IS     OK WITH CHANGES    MAKE CHANGES AND SEND ANOTHER PROOF  Colors Selected for Printing: Logo prints in PMS 423 and PMS 645. Intaglio prints in SC-3 Dark Green.  COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation.   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:  TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT  – as tenants by the entireties (Cust) (Minor) JT TEN  – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common  (State)  Additional abbreviations may also be used though not in the above list.  FOR VALUE RECEIVED, hereby sell, assign and transfer unto  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)   Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint  Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.   Dated   X  X NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.  Signature(s) Guaranted   By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.    AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 711 ARMSTRONG LANE PROOF OF FEBRUARY 26, 2008 COLUMBIA, TENNESSEE 38401 CARDIONET, INC. (931) 388-3003 TSB 29508 BK  SALES:E. BUCKLEY    951-340-1950 Operator: R  / ETHER 7 / LIVE JOBS / C / CARDIONET 29508 BK New   PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:        OK AS IS         OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT– Custodian
TEN ENT	– as tenants by the entireties	(Cust)	(Minor)
JT TEN	– as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as tenants	Act
	in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranted

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.